UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: July 19, 2007

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Idaho	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 East Lakeshore Drive, Suite 301 Coeur d’Alene, ID	83814
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (208) 664-4859

n/a (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

ITEM

1.01.

Entry into a Material Definitive Agreement

ITEM

2.01

Completion of Acquisition of Disposition of Assets

ITEM

3.02

Unregistered Sales of Equity Securities

On July 19, 2007, Timberline Resources Corporation (“TBLC”) closed the purchase of certain mining claims (and related assets) located in Silver Bow County, Montana, known as the Butte Highlands Gold Project (the “Assets”) from Butte Highlands Mining Company, a publicly held, Delaware corporation, (the “Seller”). The purchase was evidenced by the parties executing, on that date, an Assignment and Assumption Agreement (“July 19, 2007 Agreement”). Pursuant to the July 19, 2007 Agreement, the Seller transferred to TBLC the Assets and TBLC agreed to assume and discharge, and indemnify and hold the Seller harmless against all debts, claims, liabilities and obligations under any lease or other agreement relating directly to the Assets. The terms of the purchase were governed by an Asset Purchase Agreement entered into between the parties as of May 17, 2007, as reported by and included in TBLC’s Current Report on Form 8K filed on May 25, 2007 and incorporated by reference hereto. The Assets include eight patented claims and eight unpatented claims located in Silver Bow County, Montana, known as the Butte Highlands Gold Project and certain related water rights and all papers, documents and instruments in the Seller’s possession, custody or control relating or pertaining to the mining claims and water rights.

The consideration paid by TBLC was $621,000, consisting of $405,000 in cash and $216,000 in restricted common stock of TBLC (108,000 shares issued to the Seller) (the “Purchase Shares”). There are certain limited registration rights attached to the Purchase Shares.

The above described executed Assignment and Assumption Agreement is attached hereto and incorporated by reference as Exhibit 10.1.

ITEM  8.01  Other Events.

On July 23, 2007, the Company issued a press release announcing the July 19, 2007, closing of the aforementioned purchase.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

ITEM  9.01

Financial Statements and Exhibits.

(c) Exhibits

10.1

Assignment and Assumption Agreement between Timberline Resources

    Corporation and Butte Highlands Mining Company, dated July 19, 2007.

99.1

July 23, 2007 Press Release

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Timberline Resources Corporation

Date: July 23, 2007	By: /s/ John Swallow
John Swallow
Chief Executive Officer and Chairman of the Board of Directors